UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2008

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2008, Kohl’s Corporation (the “Company”) issued a press release reporting the promotion of Kevin Mansell to the position of President and Chief Executive Officer, effective immediately.  Mr. Mansell succeeds R. Lawrence Montgomery as Chief Executive Officer.  Mr. Montgomery will continue to serve as Chairman of the Board of the Company and will continue to hold certain full time management responsibilities as described in the press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

In connection with his promotion, Mr. Mansell will receive an increase in his base salary to $1,150,000, as well as a grant of 250,000 stock options and certain restricted stock awards.  The foregoing summary of the compensation arrangements for Mr. Mansell does not purport to be complete and is qualified in its entirety by reference to the promotion letter attached as Exhibit 99.2 to this Current Report on Form 8-K, which letter is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

99.1	Press Release dated August 21, 2008

99.2	Promotion Letter to Kevin Mansell dated August 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 21, 2008

KOHL’S CORPORATION

By:  /s/ Richard D. Schepp

Richard D. Schepp

Executive Vice President

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 21, 2008

99.2	Promotion Letter to Kevin Mansell dated August 19, 2008